Liquid Holdings Group Reports Fourth Quarter 2013 Results

Annual Contract Value Grows 43% and Customer Base Grows 60% Sequentially

New York, New York – February 27, 2014 – Liquid Holdings Group, Inc. (NASDAQ: LIQD) (“Liquid” or the “Company”), a provider of cloud-based order and execution management, risk and reporting software solutions for the financial services community, today reported results for the fourth quarter ended December 31, 2013.

Financial Highlights for the Fourth Quarter of 2013

•	Annual Contract Value rose 43% quarter over quarter to $4.5 million

•	Customer base grew 60% from September 30, 2013 to 77 customers

•	Total contracted software units rose 16% from September 30, 2013 to 656 units

•	Software services revenue increased 24% quarter over quarter to $909,000

•	GAAP basic and diluted EPS of $(0.31)

•	Adjusted basic and diluted EPS of $(0.16)

“Liquid delivered a strong fourth quarter performance marked by the continued market acceptance of our cloud-based platform. During the quarter, we signed a significant contract for our risk management platform, LiquidMetrics®; substantially increased our client base; and commenced strategic partnerships with Global Prime Partners and an investment advisory firm to further accelerate the distribution of our platform. We expanded our sales and client services organization to support our growing client base, and introduced additional features and functional enhancements on our OERMS platform” said Brian Storms, CEO of Liquid Holdings. “Moreover, our risk technology innovations and leadership were recognized by Hedgeweek magazine’s readership of industry practitioners, who voted Liquid the Best Risk Management Software Firm in 2014.”

Fourth Quarter 2013 Results

Software services revenue increased during the fourth quarter of 2013 to $909,000, or 24%, from $732,000 in the third quarter of 2013. GAAP net loss for the fourth quarter of 2013 declined to $7.6 million, or $0.31 per basic and diluted share, compared to a net loss of $12.2 million, or $0.52 per basic and diluted share, in the third quarter of 2013. The net loss for the fourth quarter was due primarily to compensation expense of $4.0 million, depreciation and amortization of $1.9 million and professional fees of $1.4 million. Compensation expense included $2.0 million of share-based compensation. Depreciation and amortization was predominantly for amortization of acquisition-related intangible assets. Professional fees included an increase in costs associated with Liquid now being a publicly traded company.

Excluding share-based compensation and amortization of acquisition-related intangible assets, both of which are non-cash expenses, as well as the related income tax effect of each, on a non-GAAP basis, adjusted net loss for the fourth quarter of 2013 was $3.8 million, or $0.16 per basic and diluted share, compared to an adjusted net loss of $4.3 million, or $0.18 per basic and diluted share, in the third quarter of 2013.

Cash used in operating activities totaled $4.5 million in the fourth quarter of 2013, compared to $2.7 million in the third quarter of 2013. Cash and cash equivalents totaled $8.5 million as of December 31, 2013. Subsequent to quarter-end, the company secured a credit facility from its two largest shareholders totaling $7.5 million.

Full Year 2013 Results

Total revenue for the full year 2013 rose to $4.8 million, up from $2.3 million for the comparable prior-year period. Software services revenue increased over this time period to $2.9 million from $1.0 million. GAAP net loss for the full year 2013 increased to $46.6 million, or $2.10 per basic and diluted share, compared to a net loss of $38.2 million, or $2.46 per basic and diluted share, during the comparable prior year period. The net loss for full year 2013 was due primarily to compensation expense of $18.9 million, consulting fees of $12.7 million and depreciation and amortization of $7.4 million. Included in compensation expense and consulting fees is $9.4 million and $11.6 million, respectively, of share-based compensation. Depreciation and amortization was predominantly for amortization of acquisition-related intangible assets.

A reconciliation of the non-GAAP financial measures to their related GAAP financial measures is set forth in the financial tables below.

Key Operating Metrics

•	Annual contract value (“ACV”) totaled $4.520 million at the end of the fourth quarter of 2013, an increase of 43% from $3.158 million at the end of the third quarter of 2013, driven primarily by one large contract for our risk management platform. ACV represents the aggregate annual value of our subscription contracts and is a leading indicator of future revenue growth. For more information about ACV, see “About Annual Contract Value (ACV)” below.

•	Liquid had 77 customers as of December 31, 2013 consisting of 48 customers contributing to GAAP revenue and 29 customers under contract and expected to contribute to future GAAP revenue. This compares to 48 customers as of September 30, 2013 consisting of 27 customers contributing to GAAP revenue and 21 customers under contract and expected to contribute to future GAAP revenue.

•	Total software units rose to 656 units representing 517 units deployed and 139 units under contract as of December 31, 2013, an increase of 16.1% from a total of 565 units representing 455 units deployed and 110 units under contract as of September 30, 2013.

Business Highlights

The Company expanded its sales and client services organization with several appointments including AR Caputo as Vice President of Client Relationship Management. Caputo will work with Liquid’s client service team to ensure clients are optimizing their experience and usage of the applications as well as receiving the level of focus they need during the on-boarding period through to production.

Liquid announced a new “simulator” program that allows hedge fund start-ups to beta-test their strategies and simulate trading and portfolio management tasks on the Liquid platform while they are actively raising capital and/or preparing to launch their business.

Version 3.6 of the Liquid platform was released in January. Key product highlights include a more comprehensive toolkit of pre-trade risk and compliance controls, more robust options trading capabilities, and expanded global equities markets coverage.

More recently, the company signed a letter of intent with ConvergEx Prime Services, a best-in-class prime broker in the U.S. and a member of ConvergEx Group. Similar to Liquid’s partnership with Global Prime Partners, ConvergEx will offer the Liquid platform to their growing roster of prime brokerage clients and will jointly work with the Liquid sales team to close greenfield opportunities for both firms.

Earnings Conference Call

The Company will host a conference call at 8:00 am ET on February 27, 2014 to discuss its fourth quarter results.

Conference call and webcast information:

US:	(877) 407-8289
International:	(201) 689-8341

The call will be simultaneously webcast live on the investor relations section of Liquid Holdings’ website at: http://ir.liquidholdings.com/

A replay of the call will be available starting at 11:00 a.m. Eastern Time on February 27, 2014 through 11:59 p.m. Eastern Time on Thursday, March 6, 2014. To listen to the replay, dial (877) 660-6853 or (201) 612-7415 for international participants and use the passcode 13575333. The replay will also be available via webcast at: http://ir.liquidholdings.com/

About Liquid Holdings Group

Liquid Holdings Group, Inc. provides technology solutions and services to the global hedge fund and active trading markets. Liquid’s solutions are delivered efficiently and securely through the cloud in a SaaS model. The Liquid platform was purpose built to manage the entire trade lifecycle by seamlessly integrating trade order management and execution with real-time risk, portfolio management and shadow account reporting through a single solution. The Company offers the Liquid platform or any of its components on a subscription basis to hedge fund managers, asset managers, family offices and financial institutions worldwide. Liquid will use its website, www.liquidholdings.com, as a means of disclosing important information and for complying with its disclosure obligations under Regulation FD.

Headquartered in New York City with offices in London and Aventura, Florida, Liquid Holdings Group was formed in 2012. For more information, please visit www.liquidholdings.com.

Contacts:

Investor Relations: Monica Gould, The Blueshirt Group +1 212 871-3927 monica@blueshirtgroup.com	Media Relations: Kim Hughes, The Blueshirt Group +1 415 516-6187 kim@blueshirtgroup.com

LIQD-F

About Annual Contract Value (ACV)

Liquid supplements its financial statements with a calculation of Annual Contract Value (“ACV”), which represents the annualized aggregate revenue value of all subscription contracts as of the end of the quarter. ACV is driven by Annual Contract Value per Client (“ACVC”) and the number of clients. Most of Liquid’s revenues are generated from subscription contracts, which are paid monthly and typically have a minimum term of one year, with revenues recognized ratably over the term of the subscription contract. ACV is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to revenue or any other financial measures so calculated. Management uses this information as a basis for planning and forecasting core business activity for future periods and believes it is useful in understanding the results of its operations.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions. These statements include, among others, statements regarding our expected business outlook, anticipated financial and operating results, our business strategy and means to implement the strategy, our objectives, the amount and timing of investments by us in our business and capital expenditures, the likelihood of our success in expanding our business, financing plans, budgets, working capital needs and sources of liquidity.

Forward-looking statements are not guarantees of performance. These statements are based on our beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for and our ability to market our products and services, the expansion of product offerings through new applications or geographically, the timing and cost of investments by us in our business and planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. We urge you to refer to the risk factors and other disclosures included in our filings with the Securities and Exchange Commission.

Any forward-looking statements speak only as of the date of this release.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$8,473,847	$1,380,078
Note receivable from related party - QuantX Management, LLP	-	2,250,000
Deferred offering costs	-	3,476,427
Accounts receivable	425,196	467,507
Prepaid expenses and other current assets	388,612	1,288,985
Total current assets	9,287,655	8,862,997

Property and equipment, net	867,758	325,285

Other assets:
Due from related parties	659,030	359,030
Deposits	540,653	478,258
Other intangible assets, net of amortization	11,505,853	18,740,125
Goodwill	13,182,936	13,182,936
Total other assets	25,888,472	32,760,349

TOTAL ASSETS	$36,043,885	$41,948,631

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,503,590	$3,199,869
Due to related parties	-	61,873
Deferred income	4,350	2,062
Deferred tax liability	-	268,160
Total current liabilities	3,507,940	3,531,964

Long-term liabilities:
Deferred rent	20,536	51,338
Contingent consideration payable on Fundsolve acquisition	-	1,561,000
Deferred tax liability	-	429,100

Total liabilities	3,528,476	5,573,402

Commitments and contingencies

Stockholders' equity:
Preferred stock	-	-
Common stock	2,448	1,779
Additional paid-in capital	118,510,671	74,637,387
Accumulated deficit	(84,857,911)	(38,245,864)
Treasury stock	(1,029,078)	-
Accumulated other comprehensive income (loss)	(110,721)	(18,073)
Total stockholders’ equity	32,515,409	36,375,229

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$36,043,885	$41,948,631

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months	Three Months		Period from
	Ended	Ended	Year Ended	April 24, 2012 to
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Revenues:
Brokerage activities	$-	$879,894	$1,872,647	$1,295,248
Software services	909,491	608,391	2,925,650	1,032,534
	909,491	1,488,285	4,798,297	2,327,782

Cost of revenues (exclusive of items shown separately below):
Brokerage activities	-	582,683	1,248,192	817,559
Software services	459,104	273,566	1,452,801	388,860
	459,104	856,249	2,700,993	1,206,419
Gross profit	450,387	632,036	2,097,304	1,121,363

Operating expenses:
Compensation	3,956,455	19,694,381	18,885,418	28,285,420
Consulting fees	544,695	88,857	12,727,112	3,081,002
Depreciation and amortization	1,934,733	1,818,594	7,407,062	2,761,703
Professional fees	1,414,841	305,171	3,676,863	1,651,232
Rent	284,982	306,372	1,211,693	629,400
Computer related and software development	833,204	241,543	2,472,539	414,048
Other	814,915	385,293	2,436,736	790,747
Impairment of goodwill and intangible assets	-	-	-	1,550,652
Total operating expenses	9,783,825	22,840,211	48,817,423	39,164,204
Loss from operations	(9,333,438)	(22,208,175)	(46,720,119)	(38,042,841)

Non-operating income (expense):
Registration rights penalty	-	(1,674,704)	-	(1,674,704)
Unrealized gain (loss) on contingent consideration payable	-	86,000	-	129,000
Gain (loss) on settlement of contingent consideration payable	-	-	(649,688)	1,545,000
Interest and other, net	(75,898)	(226,581)	60,500	(306,659)
Total non-operating expense	(75,898)	(1,815,285)	(589,188)	(307,363)
Loss before income taxes	(9,409,336)	(24,023,460)	(47,309,307)	(38,350,204)
Income tax expense (benefit)	(1,822,957)	(65,658)	(697,260)	(104,340)
Net loss	(7,586,379)	(23,957,802)	(46,612,047)	(38,245,864)
Other comprehensive income (loss):
Foreign currency translation	(21,254)	(7,258)	(92,648)	(18,073)
Total comprehensive loss	$(7,607,633)	$(23,965,060)	$(46,704,695)	$(38,263,937)

Basic and diluted earnings (loss) per share	$(0.31)	$(1.32)	$(2.10)	$(2.46)

Weighted average number of common shares outstanding during the period - basic and diluted	24,486,388	18,173,832	22,230,943	15,517,444

Supplemental Information to the Consolidated Statements of Operations and Comprehensive Income (Loss)
Software services revenues from related parties	$697,090	$529,543	$2,387,825	$890,432

Software services cost of revenues to related parties	$21,753	$130,609	$270,561	$154,900

Share-based compensation included in compensation	$1,995,597	$18,852,940	$9,425,684	$26,974,828

Share-based compensation included in consulting fees	$-	$-	$11,649,693	$2,404,992

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

		Period from
	Year Ended	April 24, 2012 to
	December 31, 2013	December 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(46,612,047)	$(38,245,864)
Adjustments to reconcile net loss to net cash used in operating activities:
Registration rights penalty	-	1,674,704
Impairment of goodwill and intangible assets	-	1,550,652
Unrealized (gain) loss on contingent consideration payable	-	(129,000)
(Gain) loss on settlement of contingent consideration payable	649,688	(1,545,000)
Depreciation and amortization expense	7,407,062	2,761,703
Share-based compensation	9,425,684	26,974,828
Share-based payments for consulting services	11,649,693	2,404,992
Other	(40,423)	(169,538)
Deferred taxes	(697,260)	104,340
Changes in operating assets and liabilities	4,300,852	(1,801,900)
NET CASH USED IN OPERATING ACTIVITIES	(13,916,751)	(6,420,083)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	1,511,967	(3,539,494)

NET CASH PROVIDED BY FINANCING ACTIVITIES	19,558,810	11,340,645

Effect of exchange rate changes on cash	(60,257)	(990)

NET INCREASE IN CASH AND CASH EQUIVALENTS	7,093,769	1,380,078

CASH AND CASH EQUIVALENTS - Beginning	1,380,078	-

CASH AND CASH EQUIVALENTS - Ending	$8,473,847	$1,380,078

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Unaudited)

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP adjusted net loss and non-GAAP adjusted net loss per share. Non-GAAP adjusted net loss excludes share-based compensation and amortization of acquisition-related intangible assets, as well as the related income tax effect. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of items, specifically share-based compensation expense, amortization of acquisition-related intangible assets and the related income tax effect, that are recurring and will be reflected in our financial results for the foreseeable future as well as non-recurring that we do not expect to report going forward. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Unaudited)

	Three Months
	Ended	Year Ended
	December 31, 2013	December 31, 2013
Net loss	$(7,586,379)	$(46,612,047)
Share-based compensation[1]	1,995,597	21,075,377
Amortization of acquired intangibles[2]	1,795,287	7,201,891
Loss on contingent consideration payable[3]	-	649,688
Related income tax effect[4]	-	-
Adjusted net loss	$(3,795,495)	$(17,685,091)

Basic and diluted loss per share	$(0.31)	$(2.10)
Net effect of pro forma adjustment	0.15	1.30
Adjusted basic and diluted loss per share	$(0.16)	$(0.80)

Weighted average number of common shares outstanding during the period - basic and diluted	24,486,388	22,230,943

1 Represents recurring share-based compensation expense, as well as non-recurring share-based compensation expense from the sale or transfer of common shares by the Company, its founders and certain employees that were below fair value or for no monetary consideration which were accounted for as share-based compensation in accordance with GAAP.

2 Represents the amortization of acquisition-related intangible assets.

3 Represents the non-cash loss on the completion of the Fundsolve acquisition via settlement of a contingent consideration payable that was paid in shares of Liquid common stock.

4 Represents the tax effect on the reduction to share-based compensation and amortization in footnotes (1), (2) and (3) above.